EXHIBIT 10.3



                                                                    May 31, 2002

Via Facsimile Transmission

Mr. John M. Carnuccio
22 Winsor Street
Duxbury, MA 02332

Dear John:

During our discussions, you have notified me that you are resigning from your positions as Chief Executive Officer and member of the Board of Directors of BioSphere Medical, Inc. (the "Company") effective September 1, 2002. Also effective September 1, 2002, you are resigning all positions you hold with any company that is a subsidiary of, or affiliated with, the Company. Although you are resigning, the Company is prepared to provide you with the severance benefits described in paragraph 2 below if you sign and return this letter agreement to me by May 31, 2002. By signing and returning this letter agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter agreement. Once you sign this letter agreement, it will become a binding agreement between you and the Company.

If you choose not to sign and return this letter agreement to me by May 31, 2002, you shall not receive any severance benefits from the Company and your employment will terminate on that date. You will, however, receive payment for all accrued wages and for any unused vacation time accrued through the Separation Date (as defined below). Also, regardless of signing this letter, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your Separation Date. Further, pursuant to the BioSphere Medical, Inc. (f/k/a BioSepra Inc.) 1997 Stock Incentive Plan and your Incentive Stock Option Agreement, you will have up to thirty-six (36) months after the Separation Date to exercise any vested stock options you may have as of the Separation Date (as provided for by the plan and related agreement). All unvested stock options will be cancelled on the Separation Date.

The following numbered paragraphs set forth the terms and conditions which will apply if you sign and return this letter agreement:

     1. SEPARATION DATE AND TRANSITION PERIOD - The effective date of your separation from the Company, resignation from the Board of Directors, and resignation from all positions you hold with any and all subsidiaries and affiliates of the Company is September 1, 2002 (the "Separation Date"). The period of May 31, 2002 to September 1, 2002, shall be your Transition Period. During the Transition Period, you will perform any and all services on behalf of the Company at my direction. All business-related communications with Company employees will be at my direction or through Robert Palladino. Your duties during the Transition Period will be performed from your home except as I may otherwise reasonably request or as we may mutually agree. On or before September 15, 2002, the Company shall pay you for four weeks of accrued and unused vacation in full satisfaction of any and all accrued and unused vacation you may have as of September 1, 2002.

     2. SEVERANCE BENEFITS - In return for your execution of this letter agreement, including the release of claims in section 3 below, the Company agrees to pay you Three Hundred Ten Thousand Nine Hundred Sixty-Three Dollars and Four Cents ($310,963.04), less all applicable state and federal taxes (the "Severance Pay"). This Severance Pay equals your current annual salary and a bonus amount of $80,604.00. This Severance Pay will be paid in equal installments for a period of twenty-six (26) pay periods following the Separation Date in accordance with the Company's regular payroll practices. In addition, during the period of time that the Company is paying the Severance Pay (the "Severance Pay Period"), or until you become eligible for other coverage, whichever comes first, you shall be considered to have elected to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C.ss.1161 et seq. During the Severance Pay Period, the Company shall continue to pay the -- --- share of the premium of such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage. The remaining balance of any premium costs, and all premium costs after the Severance Pay Period, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits.

     3. RELEASE - In consideration of the payment of the Severance Pay and benefits described above, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.,ss.12101 et seq., the Family and Medical Leave Act, 29 U.S.C.ss.2601 et seq., the Rehabilitation Act of 1973, 29 U.S.C.ss.701 et seq., and the Massachusetts Fair Employment Practices Act., M.G.L. c.151B,ss.1 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.ss.1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss.1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12ss.ss.11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93,ss.102 and M.G.L. c.214,ss.1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,ss.1 et seq., and the Massachusetts Privacy Act, M.G.L. c. 214,ss.1B, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including any and all claims pursuant to your offer letter dated January 18, 1999); all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); and provided further that nothing in this letter agreement shall affect your right to enforce the provisions of this letter agreement, nor shall it affect your right to claim contribution, indemnification or insurance coverage from the Company that you would have had if you had not entered into this letter agreement.

          In consideration of the undertakings, transactions and consideration recited in this letter agreement, the Company hereby unconditionally and irrevocably remises, releases and forever discharges you, your heirs and administrators, or any of them, of and from any and all suits, claims, demands, interest, costs (including attorney fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts, or any nature whatsoever, which the Company now has, or at any time heretofore ever had, or could have had, whether known or unknown, suspected or unsuspected, arising out of your employment with the Company; provided, however, nothing in this letter agreement shall affect the Company's right to enforce the provisions of this letter agreement.

     4. NON-DISCLOSURE AND NON-COMPETITION- You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the Confidentiality Agreement you executed which remains in full force and effect. You further agree:

          (a) You shall not disclose to others, or use for your own benefit or the benefit of others, any confidential, proprietary or secret information owned, possessed or used by the Company, (collectively, the "Proprietary Information"). By way of illustration, but not limitation, Proprietary Information includes inventions, improvements, modifications, discoveries, methods, trade secrets, processes, data, know-how, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices, costs and employee, customer and supplier lists.

          (b) Unless otherwise approved by the Board of Directors, in writing, for a period of twelve (12) months from the Separation Date, you shall not directly or indirectly engage (whether for compensation or without compensation) in any business activity, either as an individual proprietor, partner, stockholder, officer, employee, director, consultant or in any other capacity whatsoever (otherwise than as the holder of not more than 2% of the shares of outstanding stock of a publicly held corporation), which competes with any business conducted by the Company or any of its subsidiaries at any time during the period of your relationship with the Company, or any business planned by the Company or any of its subsidiaries at the time of the Separation Date in the field of embolotherapy. You further agree that you shall not, at any time during the twelve (12) months following the Separation Date, recruit or otherwise solicit or induce any employee or consultant of the Company or any of its subsidiaries to terminate such person's employment with, or otherwise terminate such person's relationship with the Company or any of its subsidiaries, successors or assigns.

          (c) The restrictions set forth in this Section 4 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     5. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company all Proprietary Information (and copies thereof), keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or help develop during your employment. You further confirm that you will cancel all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts by May 31, 2002.

     6. BUSINESS EXPENSES AND COMPENSATION - You acknowledge that you have not submitted all your claims for reimbursement of business expenses incurred in conjunction with the performance of your employment as of the date of this letter agreement and the Company acknowledges that you may not have been paid for all your claims for reimbursement already submitted. You agree to promptly submit claims for all appropriate business expenses for which you have not yet submitted claims and the Company agrees to pay such appropriate expenses and previously submitted but unpaid expenses in accordance with past practice for reimbursement of expenses. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company and that no other compensation is owed to you.

     7. NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or analyst, or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees that it will instruct individuals with knowledge of this letter agreement not to make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or analyst, or current or former employee, consultant, client or customer about you.

     8. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

     9. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     10. VALIDITY - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

     11. CONFIDENTIALITY - You understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. The Company may file this document or disclose the contents hereof with the Securities and Exchange Commission or any regulatory or governmental agency or entity, to the extent required by law or regulation or as otherwise agreed to by you. 12. Nature of Agreement - The parties understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of either party.

     13. ACKNOWLEDGMENTS - You acknowledge that you have been given a reasonable amount of time to consider this letter agreement, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement.

     14. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

     15. APPLICABLE LAW - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each party hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

     16. ENTIRE AGREEMENT - This letter agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 4 herein.

If you have any questions about the matters covered in this letter, please call me.

                                                     Very truly yours,


                                                     BIOSPHERE MEDICAL, INC.

                                                     By:  /s/ Paul Looney
                                                          ---------------
                                                              Paul Looney
                                                              Board Member


I hereby agree to the terms and conditions set forth above. I hereby resign my position with the Company, my seat on the Board of Directors, and all positions I hold with any subsidiary or affiliate of the Company effective September 1, 2002. I have been given sufficient time to consider this letter agreement, I have reviewed it with my counsel and I have chosen to execute this on the date below.

/s/ John M. Carnuccio        Date: May 31, 2002
---------------------
    John M. Carnuccio


To be returned by May 31, 2002